Suite 400 - 889 West Pender Street

Vancouver, BC Canada V6C 3B2

Tel 604 694-6070

Fax 604 585-8377

info@staleyokada.com

www.staleyokada.com

December 5, 2006

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549 USA

Dear Sirs/Madames:

RE: Glass Wave Enterprises, Inc.

We have read Item 4.01 of the Form 8-K dated December 5, 2006 Glass Wave Enterprises, Inc. are in agreement with the statements contained in Item 4.01.

Yours truly,

/s/ Staley, Okada & Partners

STALEY, OKADA & PARTNERS

Chartered Accountants